UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 11, 2012
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 15, 2012, Gramercy Capital Corp. (the "Company") issued an earnings press release relating to the Company's financial performance for the quarter and year ended December 31, 2011. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to this "Item 2.02. Results of Operations and Financial Condition" (including Exhibit 99.1) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 11, 2012, the Company's management and Audit Committee concluded that the Company's previously filed financial statements in the Company's Quarterly Report on Form 10-Q for the three- and nine-months ended September 30, 2011 should no longer be relied upon because of an error recorded by the Company in other-than-temporary impairment on commercial mortgage-backed securities ("CMBS") in the third quarter. In the fourth quarter, the Company corrected the discount rate used in the calculation of other-than-temporary impairment on CMBS investments and recorded an adjustment to correct the other-than-temporary impairment for the year ended December 31, 2011. This error reduced the portion of the impairment charge related to credit risk which is included in the Condensed Consolidated Statement of Operations by $15.0 million and increased the portion of the impairment charge related to other factors by $15.0 million which is included in Other Comprehensive Income (Loss) for the three- and nine-months ended September 30, 2011. Additionally, the error resulted in an overstatement of accumulated deficit of $15.0 million and a corresponding understatement in accumulated other comprehensive loss in our Condensed Consolidated Statement of Stockholders' Equity and Non-controlling Interests at September 30, 2011. The adjustment had no effect on the operating, investing and financing activities included in the Company's Condensed Consolidated Statement of Cash Flows for the nine-months ended September 30, 2011.

The Company has corrected the error in its unaudited quarterly financial data included in footnote 22 to the Company's consolidated financial statements which will be included the Company's Annual Report on Form 10-K for the year ended December 31, 2011. The adjustment to other-than-temporary impairment to the three-months ended September 30, 2011 resulted in income from continuing operations and net income available to common stockholders changing from $1.7 million and $129.2 million, as previously reported, respectively, to $8.3 million, after giving effect to discontinued operations, and $144.3 million, respectively. Basic and diluted earnings per share increased in the three-month period ended September 30, 2011 by $0.29 per share, respectively related to the adjustment to correct the other-than-temporary impairment. This adjustment did not affect the Company's 2011 annual earnings or cash flow, nor did it have any effect on stockholders' equity at December 31, 2011.

The Company's Audit Committee discussed each of these matters with Ernst & Young LLP, the Company's independent registered public accounting firm.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2012, Robert R. Foley announced that he will be stepping down as Chief Operating Officer and Secretary of the Company, effective March 16, 2012. Mr. Foley's resignation was not due to any disagreement or dispute with the Company's management or members of the board of directors of the Company.

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Item 7.01. Regulation FD Disclosure.

As discussed in Item 2.02. above, the Company issued a press release, dated March 15, 2012, relating to its financial performance for the quarter and year ended December 31, 2011, the text of which is incorporated by reference into this "Item 7.01. Regulation FD Disclosure."

The information being furnished pursuant to this "Item 7.01. Regulation FD Disclosure" shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing. This information shall not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 15, 2012, relating to earnings

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2012

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name: Jon W. Clark
Title: Chief Financial Officer